Exhibit 10.3

Dated 5 April 2006

(1) JERRY KENNELLY AND JOHANNA KENNELLY

(2) PIXEL IMAGES LIMITED

(3) GETTY IMAGES, INC

SHARE SALE AGREEMENT

Relating To

STAR MEDIA LIMITED AND STOCKDISC LIMITED

William Fry

Solicitors

Fitzwilton House

Wilton Place

Dublin 2

www.williamfry.ie

© William Fry 2006

018489.0001.JOC

CONTENTS

1.	INTERPRETATION	2
2.	SALE OF SHARES	3
3.	CONSIDERATION	4
5.	COMPLETION	5
6.	CAPACITY	5
7.	APPLICABLE LAW AND JURISDICTION	6
8.	GENERAL	6
9.	GETTY IMAGES	6
10.	NOTICES	8
SCHEDULE 1 - THE COMPANIES		10
SCHEDULE 2 - COMPLETION OBLIGATIONS		12

THIS AGREEMENT is made on 5 April 2006

BETWEEN:

(1)	JERRY KENNELLY and JOHANNA KENNELLY (“the Sellers”);

(2)	PIXEL IMAGES LIMITED a company incorporated in Ireland with registered number 415129 whose registered office is at 7 Rathdown Terrace, Sandymount, Co. Dublin (“Newco 1”);

(3)	GETTY IMAGES, INC a company incorporated in the State of Delaware, U.S.A whose principal place of business is 601 N. 34 th Street, Seattle, WA98103 USA (“Getty Images”).

INTRODUCTION

A.	The Sellers are the legal and beneficial owners of the Shares.

B.	The Sellers have agreed to sell and Newco 1 has agreed to buy the Shares on the terms and conditions of this Agreement.

C.	Newco 1 is a subsidiary of Getty Images at the date of this Agreement and Getty Images is joined in to this Agreement for the purposes set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	The following words and expressions where used in this Agreement have the meanings given to them below:

Affiliate	in relation to a body corporate means any holding company, subsidiary, or subsidiary of any holding company of such body corporate;

Business Day	any day (other than a Saturday or Sunday) on which clearing banks are open for general business in Dublin;

Companies	Star Media Limited and Stockdisc Limited, details of which are set out in Schedule 1;

Completion	completion of the sale by the Sellers and purchase by Newco 1 or its nominee of the Shares under the terms of this Agreement;

Completion Date	the date on which Completion occurs;

Consideration	the consideration for the sale and purchase of the Shares as set out in clause 3;

Getty Images Group	means Getty Images and its Affiliates;

Encumbrance	any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention, or any other agreement or arrangement the effect of which is the creation of security; or any right to acquire, option, right of first refusal or right of pre-emption; or any agreement or arrangement to create any of the same;

Preference Shares	the non-voting preference shares in the capital of Newco 1, the rights attaching to which are set out in the Articles of Association of Newco 1;

Sellers’ Solicitors	William Fry of Fitzwilton House, Wilton Place, Dublin 2; and

Shares	the issued ordinary shares of €1.269738 each in the capital of Star Media Limited and the issued ordinary shares of €1.00 each in the capital of Stockdisc Limited, as detailed in Clause 2.1 (which comprise the entire issued share capital of the Companies).

1.2	Unless the context requires otherwise, references in this Agreement to:

1.2.1	any of the masculine, feminine and neuter genders shall (where appropriate) include other genders;

1.2.2	the singular shall (where appropriate) include the plural and vice versa;

1.2.3	a person shall (where appropriate) include a reference to any natural person, body corporate, unincorporated association, partnership, firm and trust;

1.3	The headings in this Agreement are for convenience only and shall not affect its meaning. References to a “clause”, “Schedule” or “paragraph” are (unless otherwise stated) to a clause of and Schedule to this Agreement and to a paragraph of the relevant Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement includes reference to the Schedules.

1.4	References to the Sellers means any one or more of the Sellers.

2.	SALE OF SHARES

2.1

Subject to the terms of this Agreement, each Seller as legal and beneficial owner shall sell and Newco 1 or its nominee which shall be a member of the Getty Images Group shall buy the number and class of Shares set out opposite such Seller’s name below free from any Encumbrances and together with all benefits and rights now and hereafter attaching to the Shares at Completion including the right to receive all dividends, distributions and any return of capital declared but not paid on or before the Completion Date or declared and paid on or after the Completion Date.

Seller	No and Class of Shares	Company

Jerry Kennelly	27,700 Ordinary Shares	Star Media Limited

Johanna Kennelly	300 Ordinary Shares	Star Media Limited

Jerry Kennelly	55,539 Ordinary Shares	Stockdisc Limited

Johanna Kennelly	561 Ordinary Shares	Stockdisc Limited

2.2	Each of the Sellers hereby waives any pre-emption rights which he may have in relation to the sale of the Shares whether under statute, the Articles of Association of either Company or otherwise.

2.3	Newco 1 shall not be obliged to complete the purchase of the Shares unless the purchase and sale of all of the Shares is completed in accordance with the terms of this Agreement.

2.4	The Sellers shall not be obliged to complete the sale of the Shares unless the purchase and sale of all of the Shares is completed in accordance with the terms of this Agreement.

3.	CONSIDERATION

The Consideration shall comprise the issue of 100 Preference Shares by Newco 1 of €1.00 each in the capital of Newco 1 to the Sellers in the proportions set out below:

Seller	No. of Preference Shares to be issued
Jerry Kennelly	99
Johanna Kennelly	1

4.	COMPLETION

4.1	Completion shall take place at the offices of the Sellers’ Solicitors no later than 2 Business Days following execution of this Agreement.

4.2	On Completion, the Sellers and Newco 1 shall each perform their respective obligations in relation to the sale and purchase of the Shares in accordance with and as set out in Schedule 2.

4.3	If the provisions of Schedule 2 are not complied with in any respect by either the Sellers or Newco 1 on the Completion Date, then the other party (being either the Sellers or Newco 1 as appropriate) shall not be obliged to complete the purchase of the Shares and may:

4.3.1	defer Completion to a date not more than 2 Business Days after the originally scheduled Completion Date;

4.3.2	proceed to Completion so far as practicable and without prejudice to its rights under this Agreement; or

4.3.3	rescind this Agreement without prejudice to its rights and remedies under this Agreement.

CAPACITY

Each party represents to each other party that it has full power and authority to enter into and perform this Agreement (and any other agreement or arrangement to be entered into by it in connection with this Agreement), that the obligations expressed to be assumed by it hereunder are legal, valid and binding and enforceable against it in accordance with their terms and that the execution, delivery and performance by it of this Agreement and each such other agreement and arrangement will not:

4.4	result in a breach of, or constitute a default under, any agreement or arrangement to which it is a party or, in the case of a party which is a corporate entity, by which it is bound or under its constitutive documents; or

4.5	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

APPLICABLE LAW AND JURISDICTION

4.6	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of Ireland.

4.7	The parties irrevocably submit to the non-exclusive jurisdiction of the Courts of Ireland in respect of any claim, dispute or difference arising out of or in connection with this Agreement.

GETTY IMAGES

4.8	In consideration of the Sellers entering into this Agreement and selling the Shares to Newco 1, Getty Images unconditionally and irrevocably guarantees to the Sellers the due performance and observance by Newco 1 of its obligations under this Agreement and will indemnify the Sellers against all losses, damages, costs and reasonable expenses which may be incurred by the Sellers by reason of any default on the part of Newco 1 in performing its obligations under this Agreement.

4.9	Subject to clause 7.3, the guarantee and indemnity set out in Clause 7.1 shall remain in force for so long as Newco 1 shall have any liability or obligation to the Sellers under this Agreement and until such liabilities and obligations have been discharged in full.

4.10	The guarantee and indemnity set out in Clause 7.1 shall terminate forthwith upon the Sellers acquiring all of the shares in Newco 1.

GENERAL

4.11	Entire agreement

This Agreement (together with any documents referred to herein or entered into pursuant to or in connection with this Agreement) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document.

4.12	No Partnership

This Agreement shall not be construed as creating any partnership or agency relationship between any of the parties.

4.13	Variations and waivers

4.13.1	No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of all the parties and expressed to be such a variation.

4.13.2	No waiver by any party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

4.14	Assignment

Neither the Sellers nor Getty Images shall be entitled to assign the benefit or burden of any provision of this Agreement (or any of the documents referred to herein) without the prior written consent of the other parties. Newco 1 shall be entitled to assign or novate its rights and obligations under this Agreement to any member of the Getty Images Group

4.15	Effect of Completion

The provisions of this Agreement, insofar as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

4.16	Counterparts

This Agreement may be executed as two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

5.	NOTICES

5.1	Address for service

Any notice, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a “Notice” for the purposes of this clause) shall be in writing and signed by or on behalf of the person giving it and shall be sent or delivered to the party to be served at the address set out

5.1.1	in the case of each of the Sellers, at the front of this Agreement (marked: “for the attention of Jerry and Johanna Kennelly”);

5.1.2	in the case of Newco 1, c/o 601 N. 34th Street, Seattle, WA 98103 USA( marked: “ for the attention of General Counsel”);

5.1.3	in the case of Getty Images at the front of this Agreement (marked “for the attention of General Counsel”).

5.2	Method of service

Service of a Notice must be effected by prepaid registered post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) Business Day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the Notice was correctly addressed, postage paid and posted.

5.3	Change of details

A party may notify any other party of a change to the details in clause 9.1 provided that such notification shall only become effective on the date falling five Business Days after service of such notice in accordance with Clause 9.2 (or, if later, on the date specified in such notice).

5.4	Service of Agent

Without prejudice to any other mode of service:

5.4.1	each of the Sellers irrevocably authorises and appoints William Fry, Solicitors, Fitzwilton House, Wilton Place, Dublin 2 as his agent for service of Notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this Clause 9.4.1 shall be deemed to be effective service on the relevant Seller. A notice issued upon such agent shall be marked: “for the attention of June O’Connell/Brendan Heneghan”.

5.4.2	Getty Images irrevocably authorises and appoints Beauchamps of Riverside Two, Sir John Rogerson’s Quay, Dublin 2 as its agent for service of Notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this Clause 9.4.2 shall be deemed to be effective service on Getty Images. A notice issued upon such agent shall be marked: “for the attention of Mark Pery-Knox-Gore/Máire Cunningham”.

6.	FURTHER ASSURANCE

At the request of Newco 1 the Sellers shall (and shall procure that any other necessary parties shall) execute and do all such documents, acts and things as may reasonably be required subsequent to Completion by Newco 1 in order to perfect the right, title and interest of Newco 1 to and in the Shares and to procure the registration of Newco 1 or its nominee as the registered holder of the Shares.

THIS AGREEMENT has been duly executed as a Deed and delivered on the date stated above.

SCHEDULE 1 - THE COMPANIES

Star Media Limited

Place of Incorporation:	Ireland

Date of Incorporation:	18 December 1986

Registered Number:	119057

Registered Office:	Kerry Technology Park, Tralee, Co. Kerry

Authorised Share Capital:	€126,973.80 divided into 100,000 Ordinary Shares of €1.269738 each.

Issued Share Capital:	30,000 Ordinary Shares of €1.269738 each

Shareholders:	Johanna Kennelly (formerly O’Dwyer) Jerry Kennelly

Directors:	Johanna Kennelly Jerry Kennelly

Secretary:	Johanna Kennelly

Auditors:	Ernst & Young 89 South Mall Cork City

Accounting Reference Date:	30 April 2005

Charges:	None

Status:	Normal

Stockdisc Limited

Place of Incorporation:	Ireland

Date of Incorporation:	20 December 2004

Registered Number:	395548

Registered Office:	Racecourse Road, Tralee, Co. Kerry

Authorised Share Capital:	€2,000,000 divided into 1,000,000 Ordinary Shares of €1 each and 1,000,000 0.5% Cumulative Redeemable Preference Shares of €1 each.

Issued Share Capital:	56,100 Ordinary Shares of €1 each

Shareholders:	Jerry Kennelly Johanna Kennelly (formerly O’Dwyer)

Directors:	Jerry Kennelly Johanna Kennelly

Secretary:	Johanna Kennelly

Auditors:	Ernst & Young 89 South Mall Cork City

Accounting Reference Date:	30 April 2005

Charges:	None

Status:	Normal

SCHEDULE 2 - COMPLETION OBLIGATIONS

PART I

OBLIGATIONS OF THE SELLERS

DELIVERY OBLIGATIONS

Deliver to Newco 1 and Getty Images, this Share Sale Agreement duly executed by both Sellers.

PART II

OBLIGATIONS OF NEWCO 1

On Completion Newco 1 shall, conditionally upon the satisfaction of the obligations set out in Part I of this Schedule,

1.	Deliver to the Sellers’ Solicitors a certified copy of a board resolution of Newco 1 authorising the execution and performance by Newco 1 of its obligations under this Agreement and each of the documents to be executed by Newco 1 pursuant to this Agreement and appointing Jerry Kennelly and Johanna Kennelly as directors of Newco 1.

2.	Allot and issue 100 Preference Shares to the Sellers in the proportions below credited as fully paid and shall enter the Sellers into the register of members of Newco as the holders of such Preference Shares and issue the appropriate share certificates to them.

Seller	Number of Preference Shares
Jerry Kennelly	99
Johanna Kennelly	1

3.	Deliver to the Sellers’ Solicitors a certified copy of a board resolution of Getty Images authorising the execution and performance by Getty Images of its obligations under this Agreement.

SIGNED, SEALED and DELIVERED by JERRY KENNELLY in the presence of:

/s/ Jerry Kennelly

SIGNED, SEALED and DELIVERED by JOHANNA KENNELLY in the presence of:

/s/ Johanna Kennelly

GIVEN UNDER THE COMMON SEAL OF PIXEL IMAGES LIMITED (Corporate Seal)

SIGNED AS A DEED by JOHN LAPHAM, VICE-PRESIDENT duly authorised on behalf of GETTY IMAGES, INC.

/s/ John Lapham